UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2023 (January 5, 2023)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2023, Cuentas, Inc. (“Cuentas”) signed a Binding Letter of Intent with Core Development Holdings Corporation (“Core”), a Florida corporation that holds approximately 29.3% of 4280 Lakewood Road Manager, LLC (“Lakewood Manager”), which in turn owns 86.45% of the membership interests in 4280 Lakewood Road, LLC (“4280 Project”), an affordable multi-family real estate project located in Lake Worth, Florida.

Core has agreed to sell a portion of its interest in the Lakewood Manager to Cuentas. and Cuentas has agreed to issue to Core a number of Cuentas common shares to acquire $2 million of equity in the Lakewood Manager . Cuentas has agreed to issue to Core a number of Cuentas common shares (the “Number of Cuentas Shares”) equal to 33.3% of the total number of post- issuance, authorized, issued and outstanding shares on a fully diluted basis measured on a going forward basis to account for the exercise in the future of any currently issued and outstanding warrants and options as of the date of this Agreement, of Cuentas (CUEN) common stock free and clear of any liens, claims or encumbrances anticipated to equal 10 million of a total of 30 million shares of Cuentas common stock then outstanding (“33.3% Ownership Percentage””) which the parties stipulate has a value equal to TWO MILLION DOLLARS ($2,000,000) (the “Purchase Price”). If for any reason, Cuentas is unable to issue sufficient shares to satisfy the 33.3% Ownership Percentage or as a result of the exercise and issue of any stock warrants or options outstanding as of the date of the Agreement, the Percentage Membership Interest to be issued by Core to Cuentas pursuant to the Letter of Intentshall be reduced by the same percentage that the actual post-issuance ownership percentage falls below the 33.3% Ownership Ratio. By way of example only, if post-issuance, Core owns only 30.0% of the total issued and outstanding shares of Cuentas common stock, the Percentage Membership Interest sold to Cuentas shall be reduced by 3.3%.

a.        The Percentage of Membership Interest Acquired will be determined by selection of two competent valuation professionals, one by each Party, to prepare a written opinion of the fair market value of Core’s Interest in Lakewood Managers as of the Closing Date provided that, the difference between two appraisals does not exceed 15%, then the average of the fair market value of the two appraisals shall represent the “Appraised Value Denominator” for purposes of determining the Percentage Membership Interest to be transferred by Core to Cuentas. If the difference between two appraisals is more than 15%, then the Parties shall mutually select a third competent valuation expert who shall prepare a third opinion of the fair market value of Core’s Interest in Lakewood Manager, and the average of the three opinions of the fair market value of Core’s Interest in Lakewood Manager shall be the Appraised Value Denominator. The Percentage Membership Interest to be assigned and transferred shall equal the Purchase Price divided by the Appraised Value Denominator. Core’s transfer of the Percentage Membership Interest is subject to approval by Lakewood Manager. Cuentas agrees to be bound by the rights and obligations of the current Operating Agreement and other agreements of Lakewood Manager and Core shall have the right continue to exercise its management and other decision making rights at Lakewood Manager and will provide customary rights afforded minority interest holders in limited liability companies provided under Florida law. Cuentas’ obligation to consummate and enter into a definitive purchase and sale agreement is contingent on board of director and shareholder approval.

The Parties shall negotiate in good faith and enter into the definitive membership purchase and sale agreement with customary terms and conditions including representations and warranties on or before fifteen days from execution of this Agreement and shall close on the contemplated purchase and sale on or before thirty days from execution of this Agreement (the “Closing Date”). These deadlines may be extended by a writing signed by each Party.

Individually, Cuentas and Core shall have the right to conduct a thorough and full due diligence of the other party including, without limitation, from a financial, operational, legal and regulatory perspective. If either Party decides at its sole discretion and option that it is not satisfied with the results and outcome of the Due Diligence, then the Party shall notify the other Party of its decision not to continue with definitive agreements, and this Agreement shall be null and void and no longer be binding on the Parties except for the confidentiality provisions herein.

The Parties have included a Confidentiality provision in this agreement which will survive the Agreement if a definitive Agreement is not reached.

Cuentas on behalf of itself, its affiliates, assignees, transferees hereby acknowledge that Core, Lakewood Manager an affiliate of RENCo USA, Inc., is constructing the 4280 Lakewood Project with RENCO Structural Building System, a proprietary composite structural system distributed by RENCo USA, Inc. Cuentas on behalf of itself, its affiliates, assignees, transferees hereby waives and releases any and all claims against RENCo USA, Inc., Renco World Corporation, Lakewood Manager, Core Development Holdings Corporation, 1019 Interests, LLC, and their respective affiliates, managers, officers, directors, employees relating to any and all losses, claims and actions arising out of the design and construction of the RENCO Structural Building System in connection with the 4280 Lakewood Project.

The Parties agree that any and all disputes of whatever kind and nature regarding this Agreement, including the Parties’ inability to agree on a valuation expert, the Per Share Factor, the Appraised Value Denominator, or any other term essential to consummation of the contemplated transaction, or the terms and conditions of the definitive purchase and sale agreement shall be settled through expedited binding arbitration according to the rules of the American Arbitration Association (the “AAA”) conducted in Miami, Florida by the AAA.

Item 9.01. Financial Statements and Exhibits

10.1	Binding Letter of Intent

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: January 9, 2023	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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